EXHIBIT 99.1

CorEnergy Infrastructure Trust Adds Two New Members to its Board of Directors

FOR IMMEDIATE RELEASE

LEAWOOD, Kan. – July 30, 2013 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) today announced that Barrett “Barry” Brady and Catherine “Cathy” Lewis have joined its Board of Directors.

Mr. Brady retired in 2008 from his position as Senior Vice President of Highwoods Properties, Inc., an NYSE-listed real estate investment trust (REIT). He served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until it was acquired by Highwoods Properties, Inc. in 1998. Prior to that, Mr. Brady served as President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady, a contributing member of the Kansas City community, serves on the Board of Directors for J.E. Dunn Construction Group, NASB Financial, Inc., North American Savings Bank, F.S.B. and MRIGlobal.

Ms. Lewis retired in 2012 from her position as Global Head of Tax for KPMG’s Energy and Natural Resources practice. She was also elected to KPMG’s Board of Directors for five years. Ms. Lewis, a certified public accountant and an active member of the Kansas City community, has served on a number of Boards, including the University of Missouri - Kansas City (UMKC) Bloch School, Girl Scouts of Northeast Kansas, Starlight Theatre and Graceland University’s Professional Institute.

“We are extremely pleased to welcome these two distinguished professionals to CorEnergy’s Board of Directors,” said Rick Green, Chairman of CorEnergy Infrastructure Trust. “Cathy’s direct experience in the energy sector and related accounting expertise combined with Barry’s extensive real estate and financial background give both of these new directors valuable perspectives that will be of tremendous value to CorEnergy and its shareholders.”

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company's principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution growth. CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure real assets, and is an affiliate of Tortoise Capital Advisors, L.L.C., a registered investment adviser with approximately $12.4 billion of assets under management in the U.S. energy infrastructure sector as of June 30, 2013. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Katheryn Mueller, Investor Relations, 877-699-CORR (2677), info@corridortrust.com